EXHIBIT 10.49

CONFIDENTIAL RESIGNATION AGREEMENT
AND GENERAL RELEASE

     THIS CONFIDENTIAL RESIGNATION AGREEMENT AND GENERAL RELEASE (this “Agreement”) is entered into as of March 4, 2005 (the “Date of this Agreement”), by and between Arden Realty, Inc., a Maryland corporation (“Employer” or the “Company”) and Arden Realty Limited Partnership (the “Partnership”), on the one hand, and Andrew J. Sobel, an individual (“Employee”), on the other hand.

RECITALS

     WHEREAS, Employee is employed by the Company pursuant to that certain employment agreement dated as of March 29, 2002 (the “Employment Agreement”);

     WHEREAS, Employee and the Company have agreed to terminate Employee’s employment and the Employment Agreement;

     WHEREAS, Employee has executed a promissory note in favor of the Partnership, dated as of September 28, 2001, in the amount of $222,369.00 (the “Partnership Note”);

     WHEREAS, Employee has executed a promissory note in favor of Employer, dated as of February 18, 2002, in the amount of $194,936.00 (the “Employer Note”);

     WHEREAS, Employee, the Company and the Partnership (collectively the “Parties”) are parties to Incentive Stock Option Agreements dated as of January 28, 2003 with respect to 40,200 shares of the Common Stock of the Company with an option price of $20.81 (the “Option Agreement”);

     WHEREAS, the Parties are parties to Restricted Stock Agreements dated as of July 27, 2000 (as amended by the January 1, 2002 Amendment to Restricted Stock Agreement) for 100,000 shares of the Common Stock of the Company; December 13, 2000 (as amended by January 1, 2002 Amendment to Restricted Stock Agreement) for 10,000 shares of the Common Stock of the Company; July 2, 2001 (as amended by the January 1, 2002 Amendment to Restricted Stock Agreement) for 10,500 shares of the Common Stock of the Company; February 28, 2002 for 25,000 shares of the Common Stock of the Company; January 28, 2003 for 5,000 shares of the Common Stock of the Company; January 28, 2003 for 7,000 shares of the Common Stock of the Company; and August 13, 2003 for 20,482 shares of the Common Stock of the Company (collectively the “Restricted Stock Agreements”).

     WHEREAS, the Parties wish to specify the terms of the separation of employment and resolve any outstanding disputes or issues between them.

AGREEMENT

     NOW THEREFORE, in consideration of the representations and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, Employer and Employee hereby agree to terminate their employment relationship on the following basis:

     1.     Termination of the Employment Agreement. The Employment Agreement and each parties rights thereunder are hereby terminated, except that sections 6, 8, and 9 (excluding subpart 9.8) shall survive termination of the Employment Agreement.

     2.     Employment and Resignation. Employee shall continue to be employed by the Company through February 28, 2005, and Employee hereby resigns his employment effective as of that date (the “Resignation Date”). Through February 28, 2005, Employee’s employment may only be terminated by the Company for “Cause” as defined in Section 5.3 of the Employment Agreement. Employee shall continue to receive Base Compensation at the annual rate in effect as of December 1, 2004 through the Resignation Date. Employee shall also continue to receive benefits in accordance with the terms of the Company’s benefit plans, as they may be in effect from time to time through the Date of Resignation. However, Employee understands and agrees that he shall not be eligible for any bonus under any bonus plan in 2005. Employee shall receive a bonus of $314,470.00 for the second half of 2004 in accordance with the Arden Realty Incentive Compensation Plan, and shall be paid such bonus at the time it is paid to other eligible bonus plan participants. Employee shall be paid any deferred compensation due to Employee within thirty (30) days of the Resignation Date. On the Resignation Date, Employee will be paid any accrued, unused vacation time. Employee understands and agrees that he is giving up any right or claim to future employment with Employer and any compensation or benefit of such employment, except for compensation and/or benefits provided for in this Agreement. Employee acknowledges that he has received all compensation and benefits due to him through the Resignation Date.

     3.     Severance. Provided that Employee timely delivers and does not revoke an executed copy of this Agreement to Terry L. Elzinga, Vice President — Administration & Human Resources of Employer, Employer will provide the following severance benefits to Employee:

          (a)     Employer will pay Employee: (i) $854,992.00, an amount equal to two times Employee’s annual Base Compensation; (ii) $430,000.00, representing Employee’s past bonus; and (iii) an amount equal to 16,080 times the product of the average closing price of the Company’s stock for the ten (10) day period ending on the Resignation Date less $20.81 (collectively, the “Severance Payment”). The Severance Payment shall be made in a single lump sum on the first business day following the expiration of the seven (7) day revocation period of the General Release. The Severance Payment shall be subject to withholding in accordance with applicable law.

          (b)     Provided that Employee elects to continue his healthcare coverage under COBRA, the Company shall pay to Employee an amount equal to his COBRA premium for Employee and his family for the period during which Employee remains a consultant to the Company and is eligible to continue his healthcare benefits under COBRA or such earlier date as the Parties agree to terminate such payments.

     The severance benefits provided for in this Section 3 shall be in lieu of any other payments or benefits conferred upon the termination of Employee’s employment, including without limitation any payments or benefits included in Section 5 of the Employment Agreement.

     4.     Future Consulting. Employee and Employer will execute the form of consulting agreement attached hereto as Exhibit A (the “Consulting Agreement”) concurrently with this Agreement. The Consulting Agreement shall not be effective unless and until the first business day following the execution of the seven (7) day revocation period set forth in Section 8(c).

     5.     Other Agreements. Except for the amendments to the Restricted Stock Agreements set forth below, this Agreement shall not modify Employee’s rights under any option or restricted stock agreement, including without limitation, the Option Agreement, which may be enforced in accordance with their terms. With respect to the Restricted Stock Agreement of July 27, 2000 (as amended by the January 1, 2002 Amendment to Restricted Stock Agreement) for 100,000 shares of common stock of the Company, on February 28, 2005, Employee shall forfeit 7,996 shares, and the remaining unreleased shares shall be released on the anniversaries of the grant dates set forth in the table below, provided that Employee remains a consultant to the Company as of such dates. With respect to the Restricted Stock Agreement of December 13, 2000, for 10,000 shares of Common Stock of the Company, as of February 28, 2005, Employee shall forfeit 5,333 shares, and there shall be no remaining unreleased shares. With respect to the Restricted Stock Agreements of July 2, 2001, for 10,500 shares of the Common Stock of the Company, the Restricted Stock Agreement of February 28, 2002, for 25,000 shares of the Common Stock of the Company, the Restricted Stock Agreement of January 28, 2003 for 7,000 shares of Common Stock of the Company, the Restricted Stock Agreement of January 28, 2003 for 5,000 shares of the Common Stock of the Company, and the Restricted Stock Agreement of August 13, 2003, for 20,482 shares of the Common Stock of the Company, the unreleased shares as of February 28, 2005 shall be released on the anniversaries of the grant dates set forth in the table below, provided that Employee remains a consultant to the Company as of such dates.

Grant	Unreleased
Date	Shares	2005	2006	2007	2008	Total
July 27, 2000	42,005	14,002	14,002	14,002	-	42,005
July 2, 2001	7,350	2,450	2,450	2,450	-	7,350
February 28, 2002	17,500	-	5,833	5,833	5,833	17,500
January 28, 2003	4,200	-	1,400	1,400	1,400	4,200
January 28, 2003	5,000	-	1,667	1,667	1,667	5,000
August 13, 2003	15,362	5,121	5,121	5,121		15,362

	91,417	21,572	30,472	30,472	8,900	91,417

Except as set forth in this Section 5, nothing contained in this Agreement shall modify, supplement, replace or otherwise amend the Restricted Stock Agreements. The Partnership Note and the Company Note shall continue in full force and effect in accordance with their terms.

     6.     Return of Company Property. Employee will return to the Employer all files, records, credit cards, keys, equipment (except the notebook computer and office furniture used by Employee), and any other property of Employer or documents maintained by him for Employer’s use or benefit (except such documents that the Company agrees that Employee may retain while providing post-employment consulting services), on or before the Resignation Date.

     7.     Confidentiality. The Parties acknowledge that this Agreement and all matters relating to or leading up to the negotiation and effectuation of this Agreement are confidential and shall not be disclosed to any third party except as follows: the Company may disclose the terms of this Agreement to Company employees with a business purpose for receiving such information; the Parties may disclose the terms of the Agreement to their respective legal, accounting and tax advisors to the extent necessary for them to perform services; and the Parties may disclose the terms of this Agreement to the Internal Revenue Service and the California Franchise Tax Board as required by law, rule or regulation, or as otherwise required by law or necessary to enforce the terms of this Agreement. If any disclosure is made as permitted by this paragraph other than to governmental authorities as required by law, then such persons or entities shall be cautioned about the confidentiality obligations imposed by this Agreement.

     8.     General Release by Employee.

          (a)     Release of Claims. Employee does hereby for himself and his respective heirs, successors and assigns, release, acquit and forever discharge Employer, the Partnership, and their respective parents, subsidiaries and affiliates and each of their partners, shareholders, officers, directors, managers, employees, agents, representatives, related entities, successors and assigns, and all persons acting by, through or in concert with them (the “Company Releasees”) of and from any and all claims, actions, charges, complaints, causes of action, rights, demands, debts, damages, or accountings of whatever nature, known or unknown which either may have against the other based on any actions or events which occurred prior to the Date of this Agreement, including, but not limited to, those related to, or arising from, Employee’s employment with Employer or the termination thereof, including, without limitation, any claims under Title VII of the Civil Rights Act of 1964, the Federal Age Discrimination and Employment Act, the Americans with Disabilities Act and the California Fair Employment and Housing Act.

          (b)     Release of Unknown Claims. In addition, Employee expressly waives all rights under Section 1542 of the Civil Code of the State of California, which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR
SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN
BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

          (c)     Older Worker’s Benefit Protection Act. Employee agrees and expressly acknowledges that this Agreement includes a waiver and release of all claims which Employee has or may have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621, et seq. (“ADEA”). The following terms and conditions apply to and are part of the waiver and release of the ADEA claims under this Agreement:

               (i)     That this paragraph, and this Agreement are written in a manner calculated to be understood by Employee.

               (ii)     The waiver and release of claims under the ADEA contained in this Agreement do not cover rights or claims that may arise after the date on which Employee signs this Agreement.

               (iii)     This Agreement provides for consideration in addition to anything of value to which Employee is already entitled.

               (iv)     Employee is advised to consult an attorney before signing this Agreement.

               (v)     Employee is granted twenty-one (21) days after Employee is presented with this Agreement to decide whether or not to sign this Agreement. If Employee executes this Agreement prior to the expiration of such period, Employee does so voluntarily and after having had the opportunity to consult with an attorney.

               (vi)     Employee will have the right to revoke this Agreement within seven (7) days of signing this Agreement. In the event this Agreement is revoked, this Agreement will be null and void in its entirety, and Employee will not receive the Severance payment and benefits described in Section 3 above.

               (vii)     If after executing this Agreement, Employee wishes to revoke this Agreement, he or she shall deliver written notice stating his intent to revoke this Agreement to Terry Elzinga on or before 5:00 p.m. on the Seventh (7th) Day after the Agreement Date.

          (d)     No Assignment of Claims. Employee represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim which Employee may have against the Company Releasees, or any of them, and Employee agrees to indemnify and hold the Company Releasees harmless from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any person asserting any such assignment or transfer of any rights or Claims if Employee has made such assignment or transfer from such party.

          (e)     No Suits or Actions. Employee represents and warrants to the Company that there have been no claims, suits, actions, complaints, or charges filed by him against the Company. Employee agrees that if he hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder, or in any manner asserts against the Company Releasees any of the Claims released hereunder, including without limitation through any motion to reconsider, reopen or appeal the dismissal of the Action, then he will pay to the Company Releasees against whom such claim(s) is asserted, in addition to any other damages caused thereby, all outside attorneys’ fees incurred by such Company Releasees in defending or otherwise responding to said suit or Claim. Provided however, that the requirement that Employee pay the

Company Releasees outside attorneys’ fees shall not be applicable to a claim or portion of a claim that the release is not valid under the Older Workers Benefit Protection Act, or any claim asserted under the Age Discrimination in Employment Act.

          (f)     No Admission. Employee further understands and agrees that neither the payment of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Company Releasees.

     9.     General Release by Employer.

          (a)     Release of Claims. Employer and Partnership do hereby for themselves and their respective successors and assigns (collectively the “Employer Releasors), releases, acquits and forever discharges Employee and his heirs, estates, successors and assigns, and all persons acting by, through or in concert with them (the “Employee Releasees”) of and from any and all claims, actions, charges, complaints, causes of action, rights, demands, debts, damages, or accountings of whatever nature, known or unknown which either may have against the other based on any actions or events which occurred prior to the effective date of this Agreement, including, but not limited to, those related to, or arising from, Employee’s employment with Employer or the termination thereof.

          (b)     Release of Unknown Claims. In addition, the Employer Releasors expressly waive all rights under Section 1542 of the Civil Code of the State of California, which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR
SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN
BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

          (c)     No Assignment of Claims. The Employer Releasors represent and warrant to the Employee Releasees that there has been no assignment or other transfer of any interest in any Claim which the Employer Releasors may have against the Employee Releasees, or any of them, and the Employer Releasors agree to indemnify and hold the Employee Releasees harmless from any liability, claims, demands, damages, costs, expenses and outside attorneys’ fees incurred as a result of any person asserting any such assignment or transfer of any rights or Claims if the Employer Releasors have made such assignment or transfer from such party.

          (d)     No Suits or Actions. The Employer Releasors agree that if they hereafter commence, join in, or in any manner seek relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder, or in any manner asserts against the Employee Releasees any of the Claims released hereunder, including without limitation through any motion to reconsider, reopen or appeal the dismissal of the Action, then they will pay to the Employee Releasees against whom such claim(s) is asserted, in addition to any other damages caused thereby, all outside attorneys’ fees incurred by such Employee Releasees in defending or otherwise responding to said suit or Claim.

          (e)     No Admission. The Employer Releasors further understands and agrees that neither the payment of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Employee Releasees.

     10.     Entire Agreement/No Oral Modification. This Agreement contains all of the terms, promises, representations, and understandings made between Employer and Employee and supersedes any previous representations, understandings, or agreements between Employer and Employee except as expressly stated otherwise herein. This Agreement may not be modified other than with a writing executed by both parties and stating an intent to modify this agreement.

     11.     Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for conflict of law principles.

     12.     Arbitration; Waiver of Jury Trial. Except for claims for emergency equitable or injunctive relief which cannot be timely addressed through arbitration, the parties hereby agree to submit any claim or dispute arising out of the terms of this Agreement or the Exhibits hereto, including, without limitation, claims regarding confidentiality under Section 7 of this Agreement and/or any dispute arising out of or relating to Employee’s employment with the Company in any way, to private and confidential arbitration by a single neutral arbitrator through JAMS. All arbitration proceedings shall be governed by the then current JAMS rules governing employment disputes, and shall take place in Los Angeles, California. The decision of the arbitrator shall be rendered in writing and shall be final and binding on all parties to this Agreement. Judgment thereon may be entered in any court having jurisdiction. The Company shall advance the arbitrator’s fee and all costs of services provided by the arbitrator and arbitration organization; however, all reasonable costs of the arbitration proceeding or litigation to enforce this Agreement, including outside attorneys’ fees and reasonable witness expenses, may be awarded in accordance with applicable law. Except for claims for emergency equitable or injunctive relief which cannot be timely addressed through arbitration, this arbitration procedure is intended to be the exclusive method of resolving any claim relating to the obligations set forth in this Agreement. Employee hereby waives any right to a jury trial on any dispute or claim covered by this paragraph.

     13.     Obligations of the Partnership and the Employer. Where this Agreement identifies the Partnership or the Employer as undertaking an obligation, the other shall not be liable for any breach by that entity.

     14.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

IN WITNESS WHEREOF, this Agreement is executed by the parties set forth below.

EMPLOYER	EMPLOYEE

Arden Realty, Inc.	Andrew J. Sobel,
a Maryland corporation	an individual

By: /s/ Victor J. Coleman	By: /s/ Andrew J. Sobel

Date: March 4, 2005	Date: March 4, 2005

PARTNERSHIP

Arden Realty Limited Partnership

By: /s/ Victor J. Coleman

Date: March 4, 2005

EXHIBIT A

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is entered into as of March 4, 2005 between Arden Realty, Inc. (“Arden” or the “Company”) and Andrew J. Sobel (the “Consultant”).

RECITALS

     Arden is in the business of acquiring, developing, renovating, leasing and managing commercial properties located in California.

     Arden desires to retain the services of the Consultant and the Consultant desires to provide consulting services to Arden, upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement, Arden and the Consultant hereby agree as follows:

     1.     Retention as Consultant.

          (a)     Subject to the terms and conditions contained in this Agreement, Arden hereby retains the Consultant as a consultant, and the Consultant hereby agrees to render consulting services to Arden until the date the consultant’s services are terminated pursuant to Section 2 of this Agreement. During the term of this Agreement, the Consultant shall perform such services as may be determined by Victor Coleman or Richard Ziman. Victor Coleman or Richard Ziman will coordinate the consulting work on behalf of Arden. Consultant may consult from time to time by telephone, at reasonable hours with Arden’s officers or employees with respect to such business matters. Consultant’s role shall be to provide advice and information, and to participate in meetings and discussions concerning the Company’s business operations and planning. Work sites will be mutually determined by Arden and Consultant.

          (b)     The Consultant is not and shall not be an employee of Arden but is and shall be an independent contractor who, subject to the terms hereof, shall have sole control of the manner and means of performing his obligations under this Agreement. The Consultant shall not have, nor shall the Consultant claim, suggest or imply that the Consultant has, any right, power or authority to enter into any contract or obligation on behalf of, or binding upon, Arden or any of its representatives. The Consultant may engage in other activities as an employee of or consultant to other parties, which do not prohibit or impair the performance of the Consultant’s terms of the obligations under the Agreement.

     2.     Term. The Agreement shall begin on March 1, 2005 and end February 28, 2008 (the “Term”). This Agreement may be terminated by Consultant by delivery to the Company of a written notice specifying a termination date at least thirty (30) days following the delivery of such written notice. This Agreement may be terminated by the Company only for Cause as defined below. The obligations of the Consultant under Section 4 hereof shall survive the termination of this Agreement.

For purposes of this Agreement, “cause” shall mean:

          (a)     Consultant’s conviction for commission of a felony or a crime involving moral turpitude; or

          (b)     Consultant’s willful commission of any act of theft, embezzlement or misappropriation against the Company which, in any such case, is materially and demonstrably injurious to the Company. For purposes of this Agreement, no act, or failure to act, on Consultant’s part shall be deemed “willful” unless done, or omitted to be done, by Executive not in good faith.

     3.     Compensation. Consultant shall present an invoice to Arden following the end of each month during the term for services rendered during the preceding month. Consultant shall be paid $25,000 per month for his services. Each month’s payment shall be made on or before the tenth (10th) business day of each month for the preceding month, and shall not be contingent upon timely receipt of the invoice. The Consultant shall also be reimbursed for any out-of-pocket expenses incurred by him in performance of his duties hereunder, provided that they are approved in advance in writing. Reimbursement for such expenses shall be made within fifteen (15) days of Consultant’s submission of receipts or other appropriate evidence of the amount and nature of such expenses. The Consultant shall not receive any other compensation or benefits from Arden except as may be otherwise approved in writing by Arden or as payable under that certain Resignation Agreement by and between Consultant, Arden and Arden Realty Limited Partnership to which this form of Consulting Agreement is Exhibit A (the “Resignation Agreement”).

     4.     Proprietary Information; Confidentiality; Inventions.

          (a)     During the term of this Agreement or any time therefore, the Consultant shall not, either directly or indirectly, use (other than in the performance of the Services) or disclose to any third person any Confidential Information (as defined in subsection (b) below). The Consultant further agrees not to make copies of any Confidential Information, except as may be expressly authorized by Arden. All documents and material pertaining to Arden or made by the Consultant or that come into the possession of the Consultant during the term of this Agreement are and shall remain the property of Arden. Upon termination of this Agreement for any reason, or upon earlier request of Arden, the consultant shall deliver to Arden all such documents and materials in the Consultant’s possession or control, in addition to all forms of Confidential Information, and the Consultant shall not allow a third party to take any of the foregoing.

          (b)     For the purposes of this Agreement, “Confidential Information” shall mean any trade secrets or other information relating to the business of Arden or its affiliates, or of any customer or supplier of Arden or its affiliates (if such customer or supplier provided information to Arden or its affiliates pursuant to a non-disclosure agreement), that have not been previously publicly released by duly authorized representatives of Arden including, without limitation, trade secrets, processes, ideas, inventions, improvements, formulae, know-how, negative know-how, techniques, drawings, designs, original writings, plans, proposals, marketing and sales plans, financial information, cost or pricing information, customer or suppliers lists, specifications, promotional ideas, and all other concepts or ideas related to the present or potential business of Arden or its affiliates.

     5.     Noncompetition.

          (a)     In consideration for the compensation described in Section 3 of this Agreement, the Consultant agrees not to (i) engage in any Competition (as defined below) in the Restricted Area (as defined below) or (ii) directly or indirectly, own an interest in, operate, join, control, or participate in, or be connected as an officer, employee, agent, independent contractor, partner, shareholder, or principal of any corporation, partnership, proprietorship, firm, association, person, or other entity (other than as a passive stockholder in a corporation whose common stock is traded on a national stock exchange or in the Nasdaq National Market System or Small Cap Market System) which directly or indirectly is engaged in any Competition in the Restricted Area for the term of this Agreement, except as approved by Victor Coleman or Richard Ziman.

          (b)     For the purposes of this Agreement, the term “Competition” shall mean directly or indirectly engaging in the acquisition or ownership of commercial office properties greater than 100,000 square feet.

          (c)     For purposes of this Agreement, the “Restricted Area” comprises all of Ventura, Los Angeles, Orange and San Diego Counties.

     6.     Non-Solicitation and Organization of Competitive Business.

          (a)     During the term of this Agreement, Consultant will not, directly or indirectly or by action in concert with others, solicit, induce or influence (or seek to induce or influence) any person who is engaged (as a temporary or regular employee, agent, independent contractor, or otherwise) by Arden, or its subsidiaries, to terminate his or her employment or engagement.

          (b)     During the term of this Agreement, Consultant will not, directly or indirectly or by action in concert with others, solicit, induce or influence (or seek to induce or influence) any tenants of Arden, or its subsidiaries for the purpose of Competition within the Restricted Area.

     7.     Entire Agreement. The Agreement constitutes the whole agreement of the parties in reference to any of the matters or things provided for in this Agreement or discussed above and supersedes all prior agreements, promises, representations and understandings.

     8.     Choice of Law and Forum. This Agreement shall be governed by and construed and enforced in accordance with the internal substantive laws (and not the laws of conflicts) of the State of California. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Any dispute arising under this Agreement shall be subject to arbitration in accordance with Section 13 of the Resignation Agreement.

     9.     Amendment and Waiver. This Agreement may be amended, modified, superseded, cancelled, renewed, extended or waived only by a written instrument executed by the parties to this Agreement or, in the case of a waiver by the party waiving compliance. No waiver by any party of the breach of any term or provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this agreement.

     10.     Notices. All notices, requests or consent required or permitted under this Agreement shall be in writing and shall be given to the other party by personal delivery, overnight air courier (with receipt signature or facsimile transmission (with “answerback” confirmation of transmission), sent to such party’s address or telecopy number as is set forth below such party’s signature hereto. Each such notice, request or consent shall be deemed effective upon receipt.

     11.     Attorneys’ Fees. In the event that either party seeks to enforce its right under this Agreement, the prevailing party shall be entitled to recover reasonable fees (including outside attorneys’ fees), costs and other reasonable expenses incurred in connection therewith, including the fees, costs and expenses of appeals.

     12.     Contingent Agreement. This Agreement shall be null and void in its entirety if Consultant does not timely execute and deliver the Resignation Agreement, revokes the Resignation Agreement, does not timely execute and deliver the General Release that is Exhibit A to the Resignation Agreement and/or revokes such General Release.

     13.     Assignment. This Agreement shall not be assignable by either party without the express written consent of the other party, which may be withheld in that party’s sole and absolute discretion. However, in the event that the Company or all or substantially all of the assets of the Company are sold, the Company shall require the purchaser to assume the Company’s obligations under this Agreement.

     14.     Headings. The headings of the sections of this Agreement have been inserted for convenience and reference only and do not constitute a part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

ARDEN:	ARDEN REALTY, INC.

By: /s/ Victor J. Coleman

Its: President and Chief Operating Officer

Address for Notices:

11601 Wilshire Boulevard, Fourth Floor
Los Angeles, California 90025
Fax: (310) 268-8424

Attention:

CONSULTANT:	/s/ Andrew J. Sobel

Andrew J. Sobel

Address for Notices: